LINEO, INC.
                                LICENSE AGREEMENT

This  License  Agreement  ("Agreement")  between  Lineo,  Inc.  ("Lineo")  and
LinuxWizardry Systems, Inc. and its subsidiary LinuxWizardry, Inc. (collectively, "LinuxWizardry"), entered as of the Effective Date identified in Schedule A, governs LinuxWizardry's licensed rights, if granted herein, to use, reproduce, market, distribute, and sell software and related products and documentation proprietary to Lineo, and consists of the following:

          This  Signature  Page

          Schedule A - Scope,  General  Terms  and  License  Fees

          Schedule B - License Agreement, Standard Terms and Conditions

               Appendix  I  to

          Schedule B - Sample  End  User  License

          Schedule C - Scope  of  Service

               Appendix Ito Schedule C - "2500-Series Router" Specifications, Licensed Products Deliverables and Price List

          Schedule D - Licensed  Marks

  1.   Lineo  Address  and  Contact:        Lineo,  Inc.
                                            Attn:  Peter  Cronk
                                            1590  Oakland  Road,  Suite  B  100
                                            San  Jose,  CA  95131
                                            Voice:   408-441-6492
                                            Fax:     408-441-6493

  2.   LinuxWizardry Address and Contact:   LinuxWizardry Systems, Inc., and its
                                            wholly-owned subsidiary,
                                            LinuxWizardry, Inc.
                                            Attn:  John  G.  Robertson
                                            4185,  10751  Shellbridge  Way
                                            Richmond,  BC  V6X  2W8
                                            Voice:   604-278-5996
                                            Fax:     604-278-3409

By signing below, the parties acknowledge their agreement with the terms and conditions of this Agreement, and each signatory represents and certifies that he or she is authorized to sign on behalf of his or her respective party and bind it to all of the terms and conditions of this Agreement:

LINEO,  INC.                             LINUXWIZARDRY  SYSTEMS,  INC.  and
                                         LINUXWIZARDRY,  INC.

By:  /s/  Brad  Walters                  By:  /s/  John  Robertson
   ----------------------------------        -----------------------------------

Printed  Name:  Brad  Walters            Printed  Name:  John  Robertson
              -----------------------                   ------------------------

Title: Sr. VP                            Title:  President
       ------------------------------          ---------------------------------

Date:  7/12/00                           Date:  6/29/2000
       ------------------------------          ---------------------------------

                                  LINEO, INC.
                                LICENSE AGREEMENT


                                   SCHEDULE A
                      SCOPE, GENERAL TERMS AND LICENSE FEES


License  Agreement                                               Page 1 of 18

1.   EFFECTIVE  DATE:  June  30,  2000.
                             --

2.   LICENSED  PRODUCTS:

     Products  identified  in  any  Authorized  Appendix  to  Schedule  C.

3.   TERRITORY:

     Worldwide.

4.   LICENSE  TERM:

     The  initial  term  of  this  Agreement  expires  on  June  30,  2005.
                                                                 --

5.   FEES  AND  PAYMENT:

     LinuxWizardry  shall  pay  all  the  following  fees  to  Lineo:

     Non-Recurring  Engineering  Fee:  $35,000,  payable as follows: (1) $17,500
     -------------------------------
     upon the Effective Date; and (2) $17,500 upon delivery of the last of the 100 Prototype Routers to LinuxWizardry.

     Prototype  Router  Costs:  $35,000  for  100  Prototype Routers, payable as
     ------------------------
     follows: (1) $17,500 upon the Effective Date; and (2) $17,500 upon delivery of the last of the 100 Prototype Routers to LinuxWizardry.

     Production  Router  Costs:  According to the terms and volumes set forth in
     -------------------------
     Schedule  C  of  this  Agreement  and  any  Authorized  Appendix  thereto.

     License  Fees: For all rights granted to LinuxWizardry hereunder, including
     -------------
     the licensed right to use, promote and sell the Licensed Products, a portion of the per unit Production Router Costs shall be identified by Lineo as the License Fee for each copy of the Licensed Products ordered or acquired by LinuxWizardry from Lineo. Where LinuxWizardry orders or acquires the Routers from any source other than Lineo, LinuxWizardry shall pay to Lineo a License Fee for each such Router according to volumes as set forth in Schedule C of this Agreement and any Authorized Appendices thereto.


License  Agreement                                               Page 2 of 18

                                  LINEO, INC.
                                LICENSE AGREEMENT

                                   SCHEDULE B
                          STANDARD TERMS AND CONDITIONS


The  following  standard  terms  and  conditions  apply:

1. DEFINITIONS. For purposes of this Agreement, the following definitions apply to the respective terms:

     a.     AGREEMENT  means  this  Agreement, consisting of the Signature Page,
            ---------
     Schedules A through D, Appendix I to Schedule B, Appendix I to Schedule C, and any additional documents attached and initialed by the parties.

     b.     AUTHORIZED  APPENDIX  means:  (i)  Appendix I to  Schedule B of this
            --------------------
     Agreement, which is attached hereto; (ii) Appendix I to Schedule C of this Agreement, which is attached hereto; and (iii) any appendix prepared subsequent to the Effective Date of this Agreement which has been signed and dated by the parties.

     c.     BUNDLED  PRODUCT  refers  to  the  specific  hardware  and  software
            ----------------
     manufactured or produced by, or at the direction of, Lineo or LinuxWizardry with which any Licensed Product is to be bundled or integrated to create a single product offering.

     d.     The  terms  BUY,  PURCHASE. SALE, SELL and other similar terms, when
                        ----  --------  ----  ----
     used in connection with the distribution of the Licensed Products shall mean the granting of a license or sublicense and shall not be deemed for any purpose to mean a transfer of title or other rights of ownership in the Licensed Products, other than the rights specifically set out in this Agreement or in applicable End User License Agreements.

     e.     CONFIDENTIAL INFORMATION means all business, marketing and technical
            ------------------------
     information of each party considered by each to be trade secrets or otherwise valuable proprietary information, designated or marked as such by either. Confidential Information shall not include information that: (i) is now or later becomes generally known to the computer industry (other than as a result of a breach of this Agreement); (ii) is independently developed by the receiving party; or (iii) the receiving party lawfully obtains from any third party without restrictions on use or disclosure.

     f.     DERIVATIVE  WORKS  means  a  revision,  modification,  translation,
            -----------------
     abridgment, condensation or expansion of a Licensed Product or Documentation or any form in which a Licensed Product or Documentation may be recast, transferred, or adapted, which, if prepared without the consent of Lineo, would be a copyright infringement.

     g.     DOCUMENTATION  means  those software user manuals, reference manuals
            -------------
     and installation guides, or portions thereof (if any), which are distributed in conjunction with the Licensed Products identified in Schedule C.

     h.     DOLLAR or $  shall  mean  United  States  Dollars.
            ------

     i.     END  USER  means  an  entity  that acquires the Licensed Product for
            ---------
     Internal  Use.

     j.     INTERNAL  USE  means  use  for purposes that do not directly produce
            -------------
     revenue  for  the  user.

     k.     LICENSED  PRODUCTS  means the Router design and source code versions
            ------------------
     within the products identified in any Authorized Appendix to Schedule C of this Agreement. Lineo reserves the right at any time to make changes to any Licensed Product, including without limitation changes required: (i) for security; or (ii) to facilitate performance in accordance with specifications. For the purposes of this Agreement, the term "Licensed Products" does not include product properly developed by LinuxWizardry or others independent of Lineo.

     l.     MANUFACTURER  shall  mean  a manufacturer as designated by Lineo for
            ------------
     the purpose of building the Routers provided that LinuxWizardry has received a document from such manufacturer obligating the manufacturer to duties of confidentiality and nondisclosure in a form reasonably acceptable to LinuxWizardry.

     m.     MANUFACTURING  COSTS  shall  mean  the  direct  costs  of  Lineo  to
            --------------------
     manufacture  the  Routers  plus  an  additional  five  percent.

     n.     LINEO  MARKS  means  Lineo's trademarks, trade names, service marks,
            ------------
     logos, designations and insignias, as well as any third-party marks licensed to Lineo with rights of sublicense.

     o.     NON-RECURRING ENGINEERING refers to the process of Lineo's creation,
            -------------------------
     customization  and  testing to develop Prototype Routers for LinuxWizardry.

     p.     PRODUCTION  ROUTERS  refers  to  those  Routers  produced  for
            -------------------
     LinuxWizardry after LinuxWizardry has successfully completed the Testing of the Prototype Routers.

     q.     PROTOTYPE  ROUTERS  refers  to  the  first  100 Routers produced for
            ------------------
     LinuxWizardry  pursuant  to  this  Agreement.


License  Agreement                                               Page  3  of  18

     r.     REQUESTED  MODIFICATIONS refers to those reasonable modifications to
            ------------------------
     the Prototype Router design as may be requested by LinuxWizardry within the Testing Period.

     s.     ROUTERS  means  those routers designed by Lineo under this Agreement
            -------
     which have been customized for LinuxWizardry using the Virata Helium chip set and pursuant to the specifications set forth in Appendix I to Schedule C.

     t.     SERIES  OF  ROUTERS  means  all those Routers sharing the same NETel
            -------------------
     family of classification. By way of illustration, both the NETel 2500 and the NETel 2520 are included in the "2500-Series" designation.

     u.     TESTING  PERIOD  means  a  period of two months from the date of the
            ---------------
     delivery  to  LinuxWizardry  of  the  last  of  the  Prototype  Routers.

2. CONTRACT RESPONSIBILITIES: Subject to the terms and conditions of this Agreement, the parties have the following respective contractual responsibilities:

     a.    LINEO'S  RESPONSIBILITIES:  Lineo  shall:

          1) Design, create, build and deliver 100 Prototype Routers to LinuxWizardry within 60 days of the Effective Date;

          2) Revise such design pursuant to Linux Wizardry's reasonable Requested Modifications within a reasonable amount of time after such Requested Modifications were provided to Lineo;

          3) Ensure that the Routers are tested at the factory for the purpose of verifying that the Routers: (i) meet the functional requirements set forth in Appendix I to Schedule C hereof, and (ii) are able to be certified according to FCC requirements;

          4) Ensure that it shall meet LinuxWizardry's minimum order requirements of 1,000 Production Routers per month;

          5) Grant LinuxWizardry the rights and licenses to the Licensed Products as set forth herein;

          6) Warrant the Licensed Products as set forth in Section 7 hereof, and

          7)   Indemnify  LinuxWizardry  as  set  forth  in Section 8(a) hereof.

    b.     LINUXWIZARDRY'S  RESPONSIBILITIES:  LinuxWizardry  shall:

          1) Make all payments to Lineo as set forth in Schedule A, Schedule C and Section 4 hereof,

          2) Test the Prototype Routers and provide Lineo with written details of LinuxWizardry's findings and Requested Modifications:

          3) Market, sell and distribute units of the Licensed Products within the Territory identified in Schedule A;

          4) Protect Lineo's proprietary rights in the Licensed Products as set forth in Section 5 hereof,

          5) Provide, or cause to be provided by its sublicensees. an appropriate End User License Agreement to End Users, as set forth in Sections 5(b) and 7(a) hereof,

          6)  Indemnify  Lineo  as  set  forth  in  Section  8(b)  hereof,  and

          7) Perform all other obligations required of LinuxWizardry under this Agreement.

3. GRANT OF LICENSES. Subject to the terms and conditions of this Agreement and for the term hereof, Lineo hereby grants to LinuxWizardry the following rights and licenses:

     a. LICENSED PRODUCTS AND DOCUMENTATION. Lineo hereby grants to LinuxWizardry a nonexclusive and nontransferable right and license to: (i) use the Licensed Products for Internal Use only; and (ii) market, sell and distribute copies of the Licensed Products, with copies of the Documentation, to sublicensees within the Territory identified in Schedule
     A. Unless otherwise specifically provided in Schedule A, LinuxWizardry's rights of distribution and sale are limited to the Licensed Products and Documentation.

     b. TRADEMARKS. LinuxWizardry's trademark shall be the dominant trademark on the Routers. Lineo hereby grants to LinuxWizardry the nonexclusive, nontransferable right and license to use and display Lineo Marks identified in Schedule D solely in connection with and only to the extent reasonably necessary for the marketing, distribution and support of the Licensed Products during the term of this Agreement, provided that any such use and display shall comply with Lineo's then current trademark usage policies. Upon expiration or termination of this Agreement, LinuxWizardry agrees to cease all display, advertising and use of any and all Lineo Marks. In the case of bundled products, LinuxWizardry agrees not to alter, erase or overprint any notice provided by Lineo and not to attach any additional trademarks without the prior written consent of Lineo or affix any Lineo Marks to any non-Lineo or non-Lineo product, respectively. LinuxWizardry recognizes Lineo's rights to Lineo


License  Agreement                                               Page  4  of  18

     Marks and the goodwill attaching to Lineo Marks. LinuxWizardry agrees not to use, employ or attempt to register any trademarks or trade names that are confusingly similar to Lineo Marks.

     c. THIRD PARTY LICENSE. If all or any part of the Licensed Products delivered to LinuxWizardry has been licensed to Lineo by a third party software supplier, then, notwithstanding anything to the contrary contained in this Agreement, LinuxWizardry is granted a sublicense to the third party software subject to the same terms and conditions as those contained in the agreement between Lineo and such third party software supplier. Lineo reserves the right to substitute any third party software in the Licensed Products.

     d. GENERAL PUBLIC LICENSE. Certain components of certain Licensed Products are components licensed under the GNU General Public License (version 2). which Lineo supports. LinuxWizardry may obtain a copy of the GNU General Public License at www.gnudocs.com/GNU/COPYING. Lineo will provide source
                          ---------------------------
     code for any of the components of those Licensed Products licensed under the GNU General Public License. To obtain such source code, send email to embedix-support@lineo.com.
     --------------------------

     e. SUBLICENSE AGREEMENTS. LinuxWizardry may grant sublicensees within the Territory identified in Schedule A the sublicensed rights to: (i) use Licensed Products for Internal Use only; (ii) market, sell and distribute copies of the Licensed Products bundled with or integrated in Bundled
     Products to End Users, provided that such activities are governed by written sublicenses consistent with the terms of this Agreement, and no less restrictive than the licenses granted herein; and (iii) grant third-party manufacturers the right to manufacture any Series of Routers using the Licensed Products for LinuxWizardry, provided that LinuxWizardry has first purchased at least 75,000 of such Series of Routers directly from Lineo. LinuxWizardry assumes responsibility for the actions of, and its agreements with, its sublicensees and for the compliance of such sublicensees with the terms and restrictions of this Agreement relating to the Licensed Products, including, but not limited to, those terms and restrictions set forth in Sections 3, 5, 6 and 7 hereof, and the provision of applicable End User License Agreements to End Users set forth in Sections 5(b) and 7(a) hereof. To that end, LinuxWizardry shall take prompt and commercially reasonable action at its expense to remedy any breach by its sublicensees of duties imposed by this Agreement and to obtain all other appropriate relief and shall, in addition, immediately notify Lineo in writing of the breach and corrective action taken. The execution of these duties by LinuxWizardry shall not preclude Lineo from also taking corrective action, for which purposes it will be deemed to be an intended third-party beneficiary of all of LinuxWizardry's agreements with sublicensees dealing with Licensed Products. LinuxWizardry's obligations to enforce any relevant sublicense and to protect the interest of Lineo shall survive expiration or termination of this Agreement.

     f. PRODUCT TAMPERING. Without the prior written consent of Lineo, which consent shall not be unreasonably withheld, and unless and to the specific extent that source code rights are specifically granted in Schedule A, LinuxWizardry shall have no rights directly or indirectly to de-compile, reverse engineer, reverse compile, modify or perform any similar type of operation on the Licensed Products, or any portion thereof, or to prepare any other form of Derivative Works. LinuxWizardry hereby irrevocably assigns to Lineo all right, title, and interest in and to all Derivative Works, whether or not authorized by Lineo.

     g. LIMITATIONS. Notwithstanding any of the foregoing, distribution of the Licensed Products in any country where the proprietary rights of Lineo and its third-party licensors in the Licensed Products would not be recognized or would not be protected under the laws of such country is prohibited.

     h. RESERVATION OF RIGHTS. Lineo reserves all rights not expressly granted under this Agreement, including, but not limited to, the rights to market, sell and distribute the Licensed Products to sublicensees and End Users directly or indirectly through its distribution channels.

4.   PRICING  AND  PAYMENT

     a. PRICING AND LICENSE FEES. LinuxWizardry shall pay to Lineo the License Fees set out in Schedule A as required therein. Prices are exclusive of all applicable taxes. LinuxWizardry agrees to pay all taxes associated with the marketing, sublicensing, distribution and transfer of all Licensed Products, including but not limited to sales, use, excise, added value and similar taxes and all customs, duties or governmental impositions, but excluding taxes on Lineo's net income. Any tax or duty Lineo may be required to collect or pay upon the marketing or transfer of Licensed
     Products shall be paid by LinuxWizardry, and such sums shall be due and payable to Lineo upon delivery. If LinuxWizardry claims a tax exemption. LinuxWizardry must provide Lineo with valid tax exemption certificates.

     b. PAYMENT AND REPORTING. License fees will accrue in the applicable corresponding quantity upon distribution by LinuxWizardry of a copy of a Licensed Product in any form to a sublicensee or End User. LinuxWizardry shall pay Lineo License Fees accrued during each calendar month, together with any other fees accruing over the same period, within 30 days following the date of invoice for such month. Payment shall be accompanied by a written report detailing the quantity, type, customer name, and destination of all Licensed Products shipped by LinuxWizardry in the prior month and showing calculation of all fees payable thereon. All payments shall be made in U.S. dollars: (i) at Lineo's address as indicated in this Agreement or at such other address as Lineo may from time to time indicate by proper notice hereunder; or (ii) by wire transfer to a bank and account number to be designated by Lineo.

     c. INTEREST shall accrue on any unpaid payment or payment balance at an annual rate of 12% per annum, or. if lower, at the highest lawful rate, calculated from the date the payment is due to the date it is received by Lineo. Arrearage in excess of $5,000 not paid within 10 days of written demand following the date payment is due shall be grounds for Lineo's termination of this Agreement at Lineo's option.


License  Agreement                                               Page  5  of  18

     d. RECORDS EXAMINATIONS. LinuxWizardry agrees to allow Lineo to examine LinuxWizardry's records related to the matters of this Agreement to test
     LinuxWizardry's compliance with this Agreement. Any examination will be conducted only by an authorized representative of Lineo, and will occur during regular business hours at LinuxWizardry's offices and will not interfere unreasonably with LinuxWizardry's business activities. Examinations will be made no more frequently than quarterly, and Lineo will give LinuxWizardry 15 business days or more prior written notice of the date of the examination and the name of Lineo's authorized representative who will be conducting the examination. The audit will be conducted at Lineo's expense unless the results of such audit establish that inaccuracies in the quarterly reports have resulted in underpayment to Lineo of more than 5% of the amount due in any quarter, in which case LinuxWizardry shall pay all amounts determined to be due and shall bear the expenses of the audit. All information obtained by Lineo's authorized representative conducting the audit will be maintained confidential by the representative. The examiner will give LinuxWizardry and Lineo an examination report containing only the information necessary to indicate compliance or non-compliance with this Agreement.

5.   LINEO'S  INTELLECTUAL  PROPERTY  RIGHTS

     a. ACKNOWLEDGMENT OF LINEO'S RIGHTS. For purposes of this Agreement, and with the exception only of those elements (if any) of the Licensed Product specifically identified and designated by Lineo as third-party software, LinuxWizardry acknowledges and confirms Lineo's exclusive worldwide rights, including copyright in, and the validity of the Licensed Products (including, without limitation, all input/output and report formats, screen displays, menu features and overall structure, sequence and organization) and in Lineo Marks. LinuxWizardry agrees not to challenge or otherwise to interfere with the use and ownership by Lineo of the Licensed Products or any of the intellectual property rights associated with the Licensed
     Products or Lineo Marks (hereinafter referred to collectively as "Lineo Intellectual Property"). LinuxWizardry also shall not permit any personnel to remove any proprietary or other legends or restrictive notices contained or included in any materials supplied or approved by Lineo, and LinuxWizardry shall not permit any personnel to copy or modify or reverse-engineer any materials, including the Licensed Products provided by Lineo, except as and to the extent specifically permitted under this Agreement. Title to every copy of a Licensed Product is vested and shall remain in Lineo, or, as applicable, in such third party from whom Lineo holds rights of license and distribution, and title does not pass with any license under this Agreement.

     b. END USER LICENSE AGREEMENTS. LinuxWizardry agrees to exercise commercially reasonable efforts to ensure that each End User receiving a Licensed Product through LinuxWizardry's sublicensees understands, and agrees to be bound by, an appropriate End User License Agreement that is no less restrictive in its application to the Licensed Product than the then-current form of Lineo's End User License Agreement, the most current version of which is attached as Appendix I hereto.

     c. LINUXWIZARDRY'S WAIVER OF RIGHTS. LinuxWizardry further acknowledges that it has no rights of any kind anywhere in the world in any Lineo Intellectual Property other than those limited rights granted by this Agreement. Accordingly, LinuxWizardry waives: (a) all claims of any right by LinuxWizardry in any Lineo Intellectual Property; and (b) the right, if any, to file or own in its own name or in that of any designee, any application for registration of any trademark, copyright, patent, industrial design, trade secret or other intellectual property which forms part of Lineo Intellectual Property, or to own any registration or patent resulting therefrom. In the event LinuxWizardry, in any jurisdiction of the world, files such an application or obtains such a patent or registration in violation of this section, such application, registration or patent shall be deemed held in trust by LinuxWizardry for Lineo and shall be assigned by LinuxWizardry to Lineo without conditions and upon demand by Lineo.

     d. PRESERVATION AND SECURITY OF PROPRIETARY INFORMATION. LinuxWizardry shall not sell, assign, lease, license, transfer or otherwise disclose the Licensed Products except as expressly authorized by this Agreement. LinuxWizardry shall safeguard any and all copies of the Licensed Products against unauthorized disclosure, reproduction or tampering, and shall assist Lineo in the enforcement of Lineo's rights in the event of unauthorized disclosure by any person under LinuxWizardry's control or service. LinuxWizardry shall also ensure that Lineo's copyright, trademark and patent notices, which may from time to time be updated, are prominently displayed on all copies of products and documentation containing the Licensed Products. LinuxWizardry shall not remove or obscure any copyright, trademark, patent or other proprietary rights notice already present on any of the Licensed Products or Documentation. The notice of Lineo's intellectual property rights in each Licensed Product shall read as follows: "Licensed Software(C) Lineo, Inc. and Lineo, Inc. 1999-2000, all rights reserved."

     e. GOODWILL. To protect and preserve the reputation and goodwill of Lineo and of the Licensed Product, LinuxWizardry shall (1) avoid deceptive, misleading or unethical practices that are or might be detrimental to Lineo, the Licensed Products or the public, including any disparagement of Lineo. Lineo or the Licensed Products; (2) make no false or misleading representations with regard to Lineo, Lineo or the Licensed Product; (3) refrain from publishing or employing any misleading or deceptive advertising material reflecting upon Lineo, Lineo or the Licensed Products;
     (4) refrain from making any representations, warranties or guarantees with respect to the specifications, features or capabilities of the Licensed Program that are inconsistent with the Documentation and marketing literature distributed by Lineo, including all warranties and disclaimers contained in such literature; (5) not distribute for any purpose any marketing materials, packaging or other material bearing Lineo Marks which have not been first approved by Lineo; and (6) enter into agreements for marketing and distribution of the Licensed Products only with such sublicensees who have agreed to be bound by the foregoing terms as part of the applicable sublicense agreement.

     f THIRD-PARTY REQUIREMENTS. In the event that Lineo is required by a third party software supplier to cease and to cause its LinuxWizardrys and sublicensees to cease use, reproduction and distribution of a particular version of the Licensed Products, LinuxWizardry agrees to comply herewith.


License  Agreement                                               Page  6  of  18

6. CONFIDENTIAL INFORMATION. LinuxWizardry shall not use or disclose any Confidential Information supplied by Lineo relating to the Licensed Product except as authorized in writing by Lineo in advance of such disclosure and shall safeguard all Confidential Information provided by Lineo to LinuxWizardry under this Agreement in the same or more restrictive manner as LinuxWizardry safeguards its own Confidential Information.

7.   LIMITED  WARRANTIES

     a. Lineo provides, to End Users only, the warranties for software in the applicable End User License Agreement accompanying the Licensed Products. LinuxWizardry is responsible for providing, or causing to be provided by its sublicensees, a copy of the applicable End User License Agreement to End Users for their review at the time of acquisition or installation, Lineo warrants the materials and workmanship of the Routers produced by Lineo or produced at Lineo's direction for a period of two (2) years from the date of delivery to LinuxWizardry. Lineo does not warrant any non-Lineo products, which are provided on an "AS-IS" basis. Any warranty service for non-Lineo products will be provided by the manufacturer of the products in accordance with the applicable manufacturer's warranty.

     b. EXCEPT AS SET FORTH IN THIS SECTION 7, LINEO DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING. WITHOUT LIMITATION, ANY WARRANTIES AS TO THE SUITABILITY OR MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. IN NO EVENT SHALL LINEO BE LIABLE FOR ANY LOST OR ANTICIPATED PROFITS, OR ANY INCIDENTAL, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), REGARDLESS OF WHETHER LINEO WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE WARRANTY IN THIS SECTION 7 SHALL NOT APPLY IF THE ERROR(S) ARE CAUSED BY ANY PROGRAMMING NOT CREATED BY LINEO, OR BY ANY REPAIRS, MODIFICATIONS OR ENHANCEMENT NOT MADE BY LINEO.

     c. Lineo's liability for direct damages to LinuxWizardry for any cause whatsoever, and regardless of the form of action, shall not exceed the amount received by Lineo from LinuxWizardry during the previous 12 months for the Licensed Products giving rise to such claim.

8.   INDEMNIFICATION

     a. BY LINEO. Lineo agrees to defend LinuxWizardry and, to the extent of payments made by LinuxWizardry under this Agreement, to indemnify and hold LinuxWizardry harmless from any and all third-party claims, actions, demands, and related damages, liabilities, costs and expenses resulting from charges or allegations that a Licensed Product or Lineo Mark appropriately used, sold or distributed by LinuxWizardry infringes any U.S. patent, U.S. trademark, or U.S. copyright of any third party.

     LinuxWizardry shall permit Lineo to replace or modify any Licensed Products affected so as to avoid infringement or to procure the right for LinuxWizardry to continue use and marketing of such items. If neither alternative is possible or commercially reasonable, the infringing items shall be returned to Lineo, whose sole liability shall be to refund amounts paid by LinuxWizardry for the affected copies of the Licensed Products. Lineo shall have no liability for infringement based on: (a) use, sale or distribution of other than the current release of the Licensed Products; or
     (b) modification of the Licensed Products by any party other than Lineo, or the combination or use of the Licensed Products with any other computer program, equipment, product, device, item or process not furnished by Lineo, if such infringement would have been avoided by the use of the Licensed Products alone and in their current unmodified form; or (c) other acts of LinuxWizardry or its sublicensees.

     THE ABOVE STATES THE ENTIRE LIABILITY OF LINEO WITH RESPECT TO INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS OR ANY OTHER FORM OF INTELLECTUAL PROPERTY RIGHT BY ANY PRODUCT SUPPLIED BY LINEO.

     b. BY LINUXWIZARDRY. LinuxWizardry agrees to indemnify, defend and hold Lineo harmless from and against any and all third-party claims, actions, demands, and related damages, liabilities, costs and expenses arising or resulting from, or related to, use, marketing, sale, distribution, modification, or other activities by LinuxWizardry or its sublicensees under this Agreement or otherwise respecting the Licensed Products.

     c. GENERAL CONDITIONS TO INDEMNITY RIGHTS. The forgoing rights and obligations of indemnity are conditioned on (i) prompt written notification from the indemnified party to the indemnifying party of the claim for which indemnity is sought; (ii) sole control in the indemnifying party of the defense of any action and all negotiations for settlement and compromise; and (iii) cooperation and assistance from the party seeking indemnification, including disclosure of information and authority necessary to perform the above. The indemnified party shall be responsible for the costs and fees of its own counsel if it desires to have separate legal representation in any such action.

9.   TERM  AND  TERMINATION

     a. TERM AND EXTENSIONS. The initial term hereof shall be as provided in Schedule A. Unless earlier terminated for breach as provided herein, or unless either party notifies the other in writing, not later than 30 days prior to expiration of the initial term, of its intention to terminate the Agreement upon said expiration, this Agreement shall automatically renew at the end of the initial term for successive five-year terms. Either party may notify the other in writing of its intention to terminate this Agreement not later than 30 days prior to the expiration of any successive term.


License  Agreement                                               Page  7  of  18

     b. TERMINATION FOR CAUSE. Either party may terminate this Agreement for the breach by the other party of a material term. The terminating party will first give the other party written notice of the breach and 30 days in which to cure the alleged breach. If a cure is not achieved during the cure period, then the non-breaching party may terminate this Agreement upon written notice.

     c. TERMINATION BY LINEO. Notwithstanding Section 9(b) hereof, Lineo may terminate this Agreement if LinuxWizardry fails to meet its payment obligations under this Agreement and this failure continues for 10 days following receipt of written notice and demand from Lineo.

     d. INSOLVENCY, ASSIGNMENT, OR BANKRUPTCY. Either party may, at its option, immediately terminate this Agreement upon written notice to the other party if the other party: (i) admits in writing its inability to pay its debts generally as they become due; (ii) makes a general assignment for the benefit of creditors; (iii) institutes proceedings to be adjudicated a voluntary bankrupt, or consents to the filing of a petition of bankruptcy against it; (iv) is adjudicated by a court of competent jurisdiction as being bankrupt or insolvent; (v) seeks reorganization under any bankruptcy act or consents to the filing of a petition seeking such reorganization; or
     (vi) is the subject of a decree by a court of competent jurisdiction appointing a receiver, liquidator, trustee or assignee in bankruptcy or in insolvency covering all or substantially all of such party's property or providing for the liquidation of such party's property or business affairs.

     e. ACCELERATION OF PAYMENT. Upon termination of this Agreement by Lineo under Section 9(a), 9(b) or 9(c) hereof, the due dates of all outstanding invoices to LinuxWizardry for Licensed Products will automatically be accelerated so that they become due and payable on the effective date of termination, even if longer terms had been previously granted or allowed.

     f. EFFECT OF TERMINATION ON OBLIGATIONS. Upon termination of this Agreement for any reason, LinuxWizardry shall: (1) immediately cease all use and reproduction of the Licensed Products and shall cease use and distribution of all copies previously made; (2) within 30 calendar days after termination of this Agreement, either deliver to Lineo or destroy all copies of Licensed Products and Documentation in LinuxWizardry's possession or under its control, and shall furnish to Lineo an affidavit signed by an officer of Licensee certifying that, to the best of its knowledge, such delivery or destruction has been fully effected. Notwithstanding the foregoing, and provided LinuxWizardry fulfills its obligations specified in this Agreement with respect to such items, LinuxWizardry may continue to use and retain copies of the Licensed Products and Documentation to the extent, but only to the extent, necessary to support and maintain Licensed Products rightfully directly or indirectly distributed to sublicensees and End Users by LinuxWizardry prior to termination of this Agreement. Termination of this Agreement shall not affect rights of sublicensees or End Users receiving any Licensed Product bundled with or integrated in an Bundled Product prior to the date of termination, provided, however, that Lineo shall have received payment of License Fees and other fees owing from LinuxWizardry therefor.

     g. SURVIVAL OF TERMS. Termination of this Agreement shall not relieve either party of any obligations arising under this Agreement prior to the date of termination. Any provisions of this Agreement that by their nature extend beyond the termination of this Agreement, including specifically obligations owing under Sections 4, 5 and 7 hereof, will survive and remain in effect until all obligations are satisfied. Confidentiality provisions shall remain in effect until the Confidential Information is no longer confidential.

10.  GENERAL  PROVISIONS

     a. PUBLIC ANNOUNCEMENTS AND PROMOTIONAL MATERIALS. Lineo and LinuxWizardry shall cooperate with each other either to issue a joint press release and/or to enable each party to issue and post to its web site an announcement concerning this Agreement, provided that each party must approve any such press announcement prior to its release. Any separate release shall be subject to approval by both parties prior to publication of such release. Lineo shall have the right to use LinuxWizardry's name as a customer reference.

     b. FORCE MAJEURE. If either party is prevented from performing any portion of this Agreement (except the payment of money) by causes beyond its control, including labor disputes, civil commotion, war, governmental regulations or controls, casualty, inability to obtain materials or services or acts of God, such defaulting party will be excused from performance for the period of the delay and for a reasonable time thereafter.

     c. DISPUTE RESOLUTION. The parties agree to attempt in good faith to resolve all disputes arising between them first through expedited mediation (not to exceed 48 hours from the receipt by a party of the notice described below) and, if mediation is not successful, through negotiated settlement or court action. Neither party shall file a lawsuit until the mediation has been completed, except that in the event that the actions of one party will cause or are causing the other immediate irreparable injury requiring temporary injunctive relief and the other party is unwilling to suspend its planned or existing activity to allow for expedited mediation, the aggrieved party may file suit and seek such temporary injunctive relief in a court with jurisdiction over the subject matter of the dispute. Dispute resolution under this section shall be triggered by one party's service upon the other of a written notice and request to mediate, identifying the subject matter of the dispute and the nature of the relief sought. Unless otherwise agreed in writing at the time of mediation, mediation shall be conducted through and under the mediation rules of the American Arbitration Association.

     d. LIMITATION OF ACTIONS. No action arising or resulting from this Agreement, regardless of its form, may be brought by either party more than two years after termination of this Agreement.

     e. THIRD PARTY CLAIMS. Neither party shall be liable for any claim by the other based on any third party claim, except as stated in Section 7 of this Agreement.


License  Agreement                                               Page  8  of  18

     f. JURISDICTION. This Agreement will in all respects be governed by and construed in accordance with the laws of the State of California of the United States of America, and will not be construed in accordance with or governed by the United Nations Convention for International Sales of Goods.

     g. ATTORNEYS' FEES. If either Lineo or LinuxWizardry employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable costs and attorneys' fees.

     h. WAIVER. No waiver of any right or remedy on one occasion by either party will be deemed a waiver of that right or remedy on any other occasion.

     i. SUPERIOR AGREEMENT. This Agreement will not be supplemented or modified by any course of dealing or usage of trade. Variance from or addition to the terms and conditions of this Agreement in any written notification from LinuxWizardry will be of no effect, unless otherwise expressly provided for in this Agreement. This Agreement may be amended or modified only by a writing signed by each party.

     j. ASSIGNMENT. This Agreement is not assignable by LinuxWizardry, in whole or in part, without Lineo's prior written consent. Lineo will not unreasonably withhold consent to an assignment of this Agreement or any part of this Agreement to a parent, subsidiary or affiliate of LinuxWizardry, provided that such entity is at least as capable as LinuxWizardry of satisfying LinuxWizardry's responsibilities hereunder. Any attempted assignment without Lineo's written consent will be null and void.

     k. NOTICE. Unless otherwise agreed to by the parties, all notices required under this Agreement (except those relating to product pricing, changes and upgrades) will be deemed effective when received and made in writing by either (i) registered mail, (ii) certified mail, return receipt requested.
     (iii) overnight mail, addressed and sent to the address indicated on the Signature Page, to the attention of the person designated as the responsible representative or to that person's successor, or (iv) by telephone facsimile transfer appropriately directed to the attention of the person designated as the responsible representative or to that person's successor.

     l. SEVERABILITY. If any term, provision. covenant or condition of this Agreement is held invalid or unenforceable for any reason, the remainder of the provisions will continue in full force and effect as if this Agreement had been executed with the invalid portion eliminated. The parties further agree to substitute for the invalid provision a valid provision that most closely approximates the intent and economic effect of the invalid provision.

     m. INDEPENDENT CONTRACTORS. Each party acknowledges that the parties to this Agreement are independent contractors and that it will not, except in accordance with this Agreement, represent itself as an agent or legal representative of the other.

     n. COMPLIANCE WITH LAWS. LinuxWizardry represents and warrants that it shall comply at its own expense with all applicable laws, rules and regulations of governmental bodies and agencies, including all laws, rules and regulations affecting or governing exports, in its performance under this Agreement.

     o. GOVERNMENT RIGHTS. LinuxWizardy agrees (i) to identify the Licensed Products in all proposals and agreements with the United States Government or any contractor for the United States Government; and (ii) to identify or to mark the software products provided pursuant to any agreement with the United States Government or any contractor for the United States Government as necessary to obtain protection substantially equivalent to that afforded commercial computer software and related documentation developed at private expense and provided with Restricted Rights as defined in DOD FAR Supplement 48 C.F.R. 252.227-70l3(c)(I)(ii) in effect as of May 18, 1987 or any successor regulation.

     p. HEADINGS. The headings provided in this Agreement are for convenience only and will not be used in interpreting or construing this Agreement.

     q. SCOPE OF AGREEMENT. Each of the parties hereto acknowledges that it has read this Agreement, understands it and agrees to be bound by its terms. The parties further agree that this Agreement is the complete and exclusive statement of agreement regarding the subject matter and supersedes all proposals (oral or written), understandings, representations, conditions, warranties, covenants and all other communications between the parties relating thereto. This Agreement may be amended only by a writing that refers specifically to this Agreement and is signed by both parties.


                * * * END OF STANDARD TERMS AND CONDITIONS * * *


license  Agreement                                               Page  9 of 18

                            APPENDIX I TO SCHEDULE B
                             SAMPLE END USER LICENSE

                        LINEO END USER LICENSE AGREEMENT

IMPORTANT-READ  CAREFULLY:

You have acquired an item ("Device") that includes software licensed to [sublicensee Name] ("Company") by Lineo, Inc. ("Lineo"). This Lineo End User License Agreement ("EULA") is a legal agreement between you (either an individual or a single entity) and Lineo for the installed software product of Lineo origin, as well as associated media, printed materials, and "online" or electronic documentation ("Software"). Any product provided along with the Software that is associated with a separate end user license agreement is licensed to you under the terms of that license agreement. By installing, copying, downloading, accessing, or otherwise using the Software, you agree to be bound by the terms of this EULA. If you do not agree to the terms of this EULA, do not use or install the Software. If you have purchased the Software, promptly return the Software and all accompanying materials with proof of purchase for a refund.

SOFTWARE  LICENSE

The Software is protected by copyright laws and international copyright treaties, as well as other intellectual property laws and treaties. The Software is licensed, not sold.

1.   GRANT  OF  LICENSE.  This  EULA  grants  you  the  following  rights:
          You  may  install  and  use  the  Software  on  a  single  CPU.

2.   OTHER  RIGHTS  AND  LIMITATIONS

     - Limitations on Reverse Engineering, Decompilation, and Disassembly. You may not reverse engineer, decompile, or disassemble the Software, except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation.

     -  Rental. You may not rent, lease, sell, sublicense, or lend the Software.

     - Transfer. You may permanently transfer rights under this EULA only as part of a permanent sale or transfer of the Device, and only if the recipient agrees to this EULA.

     - Reservation of Rights. Lineo reserves all rights not expressly granted under this EULA.

3. COPYRIGHT. Lineo and its suppliers retain all ownership of the Software and all copies thereof, provided, however, that certain components of the Software are components licensed under the GNU General Public License (version
2), which Lineo supports. You may obtain a copy of the GNU General Public License at www.gnudocs.com/GNU/COPYING. Lineo will provide source code for any
             ---------------------------
of the components of the Software licensed under the GNU General Public License. To obtain such source code, send email to embedix-support@lineo.com. You may
                                              -------------------------
make up to ten copies of electronic documentation accompanying the Software for each license you have acquired for the Software. If you make copies, you must include all applicable copyright notices and other proprietary rights legends that come with the Software.

4. EXPORT. You agree that you will not export or re-export the Software, any part thereof, or any process or service that is the direct product of the Software (the foregoing collectively referred to as the "Restricted Components"), to any country, person or entity subject to U.S. export restrictions. You specifically agree not to export or re-export any of the Restricted Components (1) to any country to which the U.S. has embargoed or restricted the export of goods or services, which currently include, but are not necessarily limited to Cuba, Iran, Iraq, Libya, North Korea, Sudan, Syria, and the Federal Republic of Yugoslavia (including Serbia, but not Montenegro), or to any national of any such country, wherever


License  Agreement                                              Page  10  of  18
located, who intends to transmit or transport the Restricted Components back to such country; (ii) to any person or entity who you know or have reason to know will utilize the Restricted Components in the design, development, or production of nuclear, chemical or biological weapons; or (iii) to any person or entity who has been prohibited from participating in U.S. export transactions by any federal agency of the U.S. Government. You warrant and represent that neither the Bureau of Export Administration of the U.S. Commerce Department nor any other U.S. federal agency has suspended, revoked, or denied your export privileges.

5. GOVERNING LAW AND ATTORNEYS' FEES. This EULA is governed by the laws of the State of Utah, USA, excluding its conflict of laws rules, and specifically excludes the United Nations Convention on Contracts for the International Sale of Goods. If you acquired this Software in a country outside of the United States, that country's laws may apply. In any action or suit to enforce any right or remedy under this EULA or to interpret any provision of this EULA, the prevailing party will be entitled to recover its costs, including reasonable attorneys' fees.

6. ENTIRE AGREEMENT. This EULA constitutes the entire agreement between you and Lineo with respect to the Software, and replaces all other agreements or representations, whether written or oral. The terms of this EULA cannot be modified by any terms in any printed forms used by the parties in performing the EULA, and can only be modified by express written consent of both parties. If any part of this EULA is held to be unenforceable as written, it will be enforced to the maximum extent allowed by applicable law, and will not affect the enforceability of any other part.

Should you have any questions concerning this EULA, or if you desire to contact Lineo for any reason, please contact the Lineo representative serving your company, or send email to: support@lineo.com.

THE FOLLOWING DISCLAIMER OF WARRANTY AND LIMITATION OF LIABILITY IS INCORPORATED INTO THIS EULA BY REFERENCE.

NOT FAULT TOLERANT. THE SOFTWARE IS NOT FAULT TOLERANT. COMPANY HAS INDEPENDENTLY DETERMINED HOW TO USE THE SOFTWARE IN THE DEVICE, AND LINEO AND ITS SUBISIDIARIES HAVE RELIED UPON COMPANY TO CONDUCT SUFFICIENT TESTING TO DETERMINE THAT THE SOFTWARE IS SUITABLE FOR SUCH USE.

NO WARRANTIES FOR THE SOFTWARE. THE SOFTWARE IS PROVIDED "AS IS" AND WITH ALL FAULTS. THE ENTIRE RISK AS TO SATISFACTORY QUALITY, PERFORMANCE, ACCURACY, AND EFFORT (INCLUDING LACK OF NEGLIGENCE) IS WITH YOU. ALSO, THERE IS NO WARRANTY AGAINST INTERFERENCE WITH YOUR ENJOYMENT OF THE SOFTWARE OR AGAINST INFRINGEMENT. IF YOU HAVE RECEIVED ANY WARRANTIES REGARDING THE DEVICE OR THE SOFTWARE, THOSE WARRANTIES DO NOT ORIGINATE FROM, AND ARE NOT BINDING ON, LINEO OR ITS SUBSIDIARIES.

NO LIABILITY FOR CERTAIN DAMAGES. EXCEPT AS PROHIBITED BY LAW, LINEO AND ITS SUBSIDIARIES SHALL HAVE NO LIABILITY FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES ARISING FROM OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE SOFTWARE. THIS LIMITATION SHALL APPLY EVEN IF ANY REMEDY FAILS OF ITS ESSENTIAL PURPOSE. IN NO EVENT SHALL LINEO OR ITS SUSIDIARIES BE LIABLE FOR ANY AMOUNT IN EXCESS OF THE LICENSE FEE PAID BY COMPANY TO LINEO OR ITS SUBSIDIARIES UNDER THIS EULA.


License  Agreement                                              Page  11 of l8

                                   SCHEDULE C

                                SCOPE OF SERVICE

1.   PURPOSE

     This document identifies the service requirements and defines the participation of LinuxWizardry and Lineo in support of this Agreement relative to the Routers manufactured for LinuxWizardry under this Agreement. It addresses the specifications, pricing, areas of forecast methodology, material planning, inventory management, and operational control specific to the purchase, sale and licensing of the Production Products and Licensed Products acquired by LinuxWizardry from Lineo pursuant to this Agreement. It will be utilized in identifying the duties of both the LinuxWizardry and Lineo in fulfilling the requirements of this program in assuring a successful business engagement.

2.   EXCEPTIONS

     Any exceptions or change to this Scope of Service must be mutually agreed to in writing prior to implementation.

3.   SPECIFICATIONS  AND PRICES OF THE PRODUCTION PRODUCTS AND LICENSED PRODUCTS

     The specifications, list of Licensed Products and pricing related to the Production Products are set forth on Authorized Appendices to this Schedule C.

4.   CHANGE  PROCESS

     Once product has entered the work-in-process (WIP) stage, it is non-cancelable-non-returnable and shall be invoiced to LinuxWizardry according to original schedule date or at time of completion. LinuxWizardry may request reschedule changes to product in WIP and after review of product status by Lineo, Lineo may allow for schedule changes if such request does not result in product liability. If requested change results in product liability and LinuxWizardry gives Lineo direction to proceed with requested change, then
LinuxWizardry shall issue that direction in writing acknowledging applicable cost impact and LinuxWizardry's liability. Lineo will respond in writing of acceptance and implementation of the requested change and issue to LinuxWizardry, applicable invoice related to LinuxWizardrys liability. Lineo will not implement requested change until invoice for associated liability has been issued to Linux Wizardry.

     If Lineo receives a corrective action request from LinuxWizardry, Lineo is requested to provide an acknowledgement of receipt within two (2) business days. Upon receipt of corrective action request, Lineo will review and implement measures to prevent further occurrence. Lineo will notify LinuxWizardry in writing upon the implementation of the corrective action plan.

5.   FORECAST  METHODOLOGY

     LinuxWizardry agrees to use its best efforts to provide Lineo with a non-binding, 12 Month rolling forecast of required products and quantities, updated on a monthly basis. The forecast shall be provided by way of e-mail. LinuxWizardry shall provide a schedule and maintain firm order requirements with Lineo for a minimum of ninety (90) day periods.


     Lineo will use its best efforts to pipeline product in support of LinuxWizardry's forecast. Lineo will use its best efforts to keep LinuxWizardry informed of current lead times and any other factors that could potentially impact timely deliveries in support of LinuxWizardry's forecast. Lineo will make best efforts commensurate to its business process in meeting LinuxWizardry's requirements.


License  Agreement                                              Page  12  of  18

     If LinuxWizardry requests Lineo to provide material upside coverage in support of unforeseen increases in LinuxWizardry's forecast, that upside will be inclusive in the monthly forecast quantity. In the event of an unforeseen increase above and beyond the forecast and upside requirement, LinuxWizardry and Lineo agree to negotiate the cost of premium freight and/or unit cost price variance resulting from this unforeseen demand.

     At LinuxWizardry's reasonable request, Lineo will provide to LinuxWizardiy a liability report documenting all products that Lineo has in inventory, or in the pipeline, in support of LinuxWizardry's forecast and the requirements of this Scope of Service. Such report will include description, quantity and Linux Wizardry's price, if known at that time.

     Lineo will review and react to demand changes to LinuxWizardry's forecast on a weekly basis so that changes are facilitated with Lineo's suppliers in a timely manner. Lineo will review and respond with any unsupportable deliveries to the e-mailed forecast within forty-eight (48) hours of receipt. Lineo's pipeline shall be subject to material lead times with Lineo exerting all reasonable effort to minimize potential delivery times.

6.   MATERIAL  PLANNING,  PROCUREMENT  AND  LOGISTICS

     Delivery will be made to LinuxWizardry's designated location via agreed upon carrier as stated in LinuxWizardry's purchase order. The delivery schedule shall be in accordance with LinuxWizardry's forecast. The trigger method designating material release from Lineo to LinuxWizardry shall be LinuxWizardry's Purchase Order. The minimum purchase quantities shall be 250 units of any type of the 2500 Series Routers.

     LinuxWizardry retains the right to adjust purchase order delivery schedules as required, upon approval from Lineo. Notification from LinuxWizardry to Lineo to adjust purchase order schedules will occur in writing.

     Lineo shall submit invoices to LinuxWizardry on a monthly basis unless otherwise agreed to in writing by Lineo.

7.   Discrepant  Material

     LinuxWizardry shall have thirty (30) days to reject material arriving at the designated location.

     In the event that material arrives at LinuxWizardry's designated location in a damaged or non-functioning condition, LinuxWizardry will notify/request an RMA (Return Material Authorization) from Lineo. This RMA must be issued to LinuxWizardry within 48 hours of notification to Lineo. Freight costs to return defective product to Lineo and Lineo's replacement product to LinuxWizardry are the responsibility of Lineo. At time of issue of the RMA, depending on return quantity, Lineo will advise LinuxWizardry of lead-time for replacement, which should not exceed 12 weeks.

8.   MATERIAL  MANAGEMENT / BUSINESS  REVIEW

     Lineo may provide a material management plan within thirty (30) days of the Effective Date of this Agreement. Lineo may appoint and identify to LinuxWizardry, a Material / Program Manager specifically charged with the responsibility of overseeing the overall program effort.

LINEO SHALL PARTICIPATE IN AND SUPPORT PROGRAM REVIEW MEETINGS AT INTERVALS, MINIMALLY ONCE PER QUARTER, THROUGHOUT THE PERIOD OF PERFORMANCE OF THIS AGREEMENT AS DEEMED APPROPRIATE BY LINUXWIZARDRY. THESE MEETINGS SHALL PROVIDE AN OVERVIEW OF LINUXWIZARDRY'S AND LINEO'S OVERALL PERFORMANCE, ISSUES, SCHEDULE STATUS, FORECAST ACCURACY, INVENTORY POSITION AND REPORTS PRESENTED BY VARIOUS DISCIPLINES WITHIN BOTH PARTIES ORGANIZATION. LINUXWIZARDRY OR LINEO MAY SCHEDULE SPECIAL


License  Agreement                                              Page  13  of  18

REVIEWS AT ANY TIME IF IT IS DETERMINED THAT A HIGH-RISK SITUATION EXISTS. DATES AND LOCATIONS OF SUCH MEETINGS SHALL BE DETERMINED BY MUTUAL AGREEMENT.




License  Agreement                                              Page  14  of  18

                            APPENDIX I TO SCHEDULE C
                              "2500-SERIES ROUTER"
      ROUTER SPECIFICATIONS, LICENSED PRODUCTS DELIVERABLES AND PRICE LIST


ROUTER  SPECIFICATIONS:
----------------------

     NEEDS  TO  SUPPORT  FULL  RATE  ADSL  AND  G.LITE:
     -    ANSI  T1.413  Issue  2
     -    ITU  0.992.  1  Annex  A.  (G.dmt)
     -    ITU  G.992.2  (G.Lite)
     - 1 serial port for external analog or ISDN modem for interim or backup Internet access

     LAN  INTERFACE:
     -    NAT  enabled  routing
     -    DHCP  server
     -    TFTP  client
     -    DNS  masquerading
     -    Web  Server  (Must  support  CGI)

     PROTOCOLS:
     -    TCP/IP
     -    RIP I
     -    RFC  1483  (partial)
     -    PPP  over  ATM
     -    PPP  over  Ethernet

OPERATING  SYSTEMS:

     SECURITY:
     -    Address  translation  protecting  private  LAN  addresses
     -    Packet  filtering
     -    Administrative  password

     IP  SUPPORT:
     -    Single  static  IP  (NAT)
     -    Multiple  static  IPs

     MANAGEMENT:
     -    SNMP  MIB  II
     -    Browser_based  configuration
     -    Command  line  interface  via  telnet  or  console  port
     -    Import/Export  of  configuration
     -    Reset  button  for  factory  defaults

     HARDWARE:
     -    4  Ethernet  Hub
     -    2  MB  flash  memory
     -    16  MB  SDRAM


License  Agreement                                              Page  15  of  18

OPERATING  ENVIRONMENT:
     -    Temperature:  40 F  to  105 F  (5 C  to  40 C)
     -    Humidity:  20%  to  80%  noncondensing
     -    Weight:  1.22  lbs.  (0.55  kg)

INTEROPERABILITY:
     - Must support Alcatel DSLAM and should be interoperable across a wide range of Full Rate & G.Lite DSLAMs



LICENSED  PRODUCTS:
------------------

The Licensed Products relating to this 2500-Series Router shall be the design of the 2500-Series Router, the standard Lineo NETeI operating system and application software (except that application software properly developed by LinuxWizardry), including the source code listed below, and related Documentation (modified to operate LinuxWizardry's proprietary application software):

Source  Code:
------------

   -     boa              HTTP  Server
   -     bpalogin         BigPond  Advanced  Login
   -     chat             Modem  Communications
   -     dhcpd            DHCP  Server
   -     dhcpcd           DHCP  Client
   -     diald            Dial  Out
   -     discard          Delete  Files
   -     expand           Copy  Files
   -     flashw           Update  Flash
   -     flatfsd          Flat  File  System  Daemon
   -     gettyd           Dial  In
   -     ifconfig         Network  Configuration
   -     inetd            I  Net  Daemon
   -     ipfwadm          firewall!  Masquerading  Tool
   -     ipportfw         Port  Forwarding  Tool
   -     null             Debug  Program
   -     ping             Ping
   -     pppd             ppp  Daemon
   -     pptpctrl         PPTP  Control
   -     pptpd            PoPToP
   -     telnetd          Telnet  Server
   -     telnet           Telnet  Client
   -     uCLinux          Operating  System
   -     winds            Win  Server


Only the above-listed items are licensed hereunder. The LinuxWizardry application software is the exclusive property of Linux Wizardry and is not considered a "Licensed Product" herein.


License  Agreement                                              Page  16  of  18

PRICE  LIST:
------------

PRODUCTION  PRODUCTS  PURCHASED  FROM  LINEO:
--------------------------------------------

For volumes of 0 to 1,000 2500-Series Routers purchased by LinuxWizardry during any calendar month, the price per Router shall be Lineo's Manufacturing Cost plus 45%.

For volumes of 1,001 to 3,000 2500-Series Routers purchased by LinuxWizardry during any calendar month, the price per Router shall be Lineo's Manufacturing Cost plus 42%.

For volumes of more than 3,000 2500-Series Routers purchased by LinuxWizardry during any calendar month, the price per Router shall be Lineo's Manufacturing Cost plus 38%.

LinuxWizardry shall pay for such Production Products within 30 days of the date of each such Lineo invoice.

Lineo shall use its best efforts to negotiate favorable pricing with each Manufacturer. Lineo shall provide copies of its invoices and any other supporting documentation of its Manufacturing Cost.


LICENSE  FEES:
--------------

Where LinuxWizardry orders or acquires the 2500-Series Routers from any source other than Lineo, LinuxWizardry shall pay to Lineo a License Fee for each such Router according to volume as follows:

     For volumes of up to 500,000 2500-Series Routers purchased by LinuxWizardry from any source, the License Fee per Router shall be $15.00, provided that LinuxWizardry shall only be obligated to pay Lineo this License Fee for those Routers purchased from a manufacturer other than Lineo.

     For volumes of 500,001 to 1,000,000 2500-Series Routers purchased by LinuxWizardry from any source, the License Fee per Router shall be $10.00, provided that LinuxWizardry shall only be obligated to pay Lineo this License Fee for those Routers purchased from a manufacturer other than Lineo.

     For volumes of more than 1,000,000 2500-Series Routers purchased by LinuxWizardry from any source, the License Fee per Router shall be $5.00, provided that LinuxWizardry shall only be obligated to pay Lineo this License Fee for those Routers purchased from a manufacturer other than Lineo.


License  Agreement                                              Page  17 of 18

                                   SCHEDULE D
                                 LICENSED MARKS


                                    Lineo(TM)

                                 Moreton Bay(TM)

                                   Embedix(C)

                                Embedix Linux(C)

                                 Embedix SDK(C)

                               Embedix Browser(C)


License  Agreement                                              Page  18 of 18